Exhibit 10.58

U.S.I. Holdings Corporation

Stock Option Award Notice

You have been granted non-qualified stock options on U.S.I. Holdings Corporation (the “Company”) common stock under the 2002 Equity Incentive Plan and the following terms:

Name of Recipient:

Total Number of Option Granted:

Option Exercise Price:

Grant Date:

Option Expiration Date:

Vesting Schedule:	25% per year *

*	The first 25% of the total number of shares subject to this award will vest when you complete 1 year of continuous “Service” (as defined in the Plan) from the Vesting Commencement Date. Thereafter, an additional 25% of the shares subject to this award will vest on each anniversary, when you complete each year of continuous Service.

By the signature of the Company’s representative below, and your signature on the following page, you and the Company agree that these options granted under and governed by the terms and conditions of the U.S.I. Holdings Corporation 2002 Equity Incentive Plan (the “Plan”, available on the Company’s Intranet) as well as the Stock Option Agreement, attached to and made a part of this document.

Given under the Common Seal of the
Company/By Order of the Board of Directors

David L. Eslick
Chairman, President and Chief Executive Officer

This award is subject to the other terms of the Stock Option Award Agreement,

which appears on the back of this Notice. This award is not an award of U.S.I. Holdings Corporation stock.

Stock Option Award Agreement

Section 1. Grant Of Option.

This Stock Option Agreement (“Agreement”) is entered into between U.S.I. Holdings Corporation (the “Company”) and the person whose name appears in the Notice of Stock Option Grant (the “Notice of Stock Option Grant”) located on the opposite side of this Agreement (the “Optionee”). The Company has granted to Optionee an option to purchase shares (the “Shares”) of Common Stock of the Company in such amount and at the Exercise Price as provided in the Notice of Option Grant. All capitalized terms herein shall have the meaning given to them in the U.S.I. Holdings Corporation 2002 Equity Incentive Plan (the “Plan”).

Option. On the terms and conditions set forth in the Notice of Stock Option Grant and this Agreement, the Company grants to the Optionee on the Date of Grant an option to purchase at the Exercise Price the number of Shares set forth in the Notice of Stock Option Grant. The Exercise Price is agreed to be at least 100% of the Fair Market Value per Share on the Date of Grant. This option is intended to be an NSO.

Stock Plan. This option is granted pursuant to the Plan, a copy of which the Optionee acknowledges having received. The provisions of the Plan are incorporated into this Agreement by this reference.

Section 2. Right To Exercise.

Exerciseability. Subject to the conditions set forth in this Agreement, all or part of this option may be exercised prior to its expiration at the time or times set forth in the Notice of Stock Option Grant.

Section 3. No Transfer Or Assignment Of Option.

Except as otherwise provided in this Agreement, this option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process.

Section 4. Exercise Procedures.

Notice of Exercise. The Optionee or the Optionee’s representative may exercise this option by giving notice to the Company or its agent designated for this purpose, pursuant to this Agreement. The notice shall specify the election to exercise this option, the number of Shares for which it is being exercised and the form of payment. The notice shall be signed by the person exercising this option. In the event that this option is being exercised by the representative of the Optionee, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this option. The Optionee or the Optionee’s representative shall deliver to the Company, at the time of giving the notice, payment in a form permissible for the full amount of the Exercise Price.

Issuance of Shares. After receiving a proper notice of exercise, the Company shall cause to be issued, in book-entry format, shares through the use of the Direct Registration System or at the request of the purchaser, a certificate or certificates for the Shares as to which this option has been exercised, registered in the name of the person exercising this option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship).

Withholding Taxes. In the event that the Company determines that it is required to withhold any tax as a result of the exercise of this option, the Optionee, as a condition to the exercise of this option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares purchased by exercising this option.

Section 5. Payment for Shares.

All or part of the Exercise Price may be paid with respect only to purchaser upon exercise of an option, and provided that a public market for the Shares exists: through a “same day sale” commitment (on a form prescribed by the Company) whereby the Optionee irrevocably elects to exercise the option and to sell a portion of the Shares thereby purchased to pay the Exercise Price, and a securities broker approved by the Company irrevocably commits to forward the Exercise Price directly to the Company upon receipt of the proceeds of such sales.

Section 6. Term And Expiration.

Basic Term. This option shall in any event expire on the expiration date set forth in the Notice of Stock Option Grant, which date is 10 years after the Date of Grant.

Termination of Service (Except by Death, Disability or Retirement). If an Optionee’s Service terminates for any reason other than the Optionee’s death, Disability or Retirement, then the Optionee’s options shall expire on the earliest of the following occasions:

The termination date determined pursuant to the Basic Term above; or

The date 30 days after the termination of the Optionee’s Service for any reason other than Death, Disability, Retirement or Cause, or such later date as the Board of Directors may determine; or

The date of the termination of the Optionee’s Service for Cause, or such later date as the Board of Directors may determine.

The Optionee may exercise all or part of the Optionee’s options at any time before the expiration of such options under the preceding sentence, but only to the extent that such options have vested and otherwise become exercisable. The balance of such options shall lapse when the Optionee’s Service terminates. When the Optionee’s Service terminates, this option shall expire immediately with respect to the number of Shares for which this option is not yet exercisable. In the event that the Optionee dies after termination of Service but before the expiration of this option, all or part of this option may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this option had become exercisable before the Optionee’s Service terminated.

Termination of Service in the Event of Death, Disability or Retirement. If an Optionee dies or becomes Disabled while the Optionee is in Service, or upon Retirement (defined in the Plan) of the Optionee, the Optionee’s options shall expire on the earlier of the following dates:

The expiration date determined pursuant to the Basic Term above; or

The date 12 months after the Optionee’s termination of Service.

All or part of the Optionee’s options may be exercised at any time before the expiration of such options under the preceding sentence by the Optionee’s legal representative, executors or administrators of the Optionee’s estate, or by any person who has acquired such options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such options had become exercisable before the Optionee’s termination of Service. The balance of such options shall lapse when the Service of the Optionee terminates.

Leaves of Absence. For any purpose under this Agreement, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing or if continued crediting of Service for such purpose is expressly required by the terms of such leave (as determined by the Company) or by applicable law.

Section 7. Registration.

The Shares being issued pursuant to this option have been registered under the Securities Act of 1933, as amended.

Section 8. Securities Law Restrictions.

Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

Section 9. Adjustment Of Shares.

In the event of any transaction described in Section 8(a) of the Plan, the terms of this option (including, without limitation, the number and kind of Shares subject to this option and the Exercise Price) shall be adjusted as set forth in Section 8(a) of the Plan. In the event that the Company is a party to a merger or consolidation, this option shall be subject to the agreement of merger or consolidation, as provided in Section 8(b) of the Plan.

Section 10. Miscellaneous Provisions.

Rights as a Stockholder. Neither the Optionee nor the Optionee’s representative shall have any rights as a stockholder with respect to any Shares subject to this option until the Optionee or the Optionee’s representative becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to Sections 4 and 5.

No Rights to Continued Employment. Nothing in this option or in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided to the Company.

Entire Agreement. The Notice of Stock Option Grant, this Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws.

By receipt of this Notice of Stock Option Grant and this Agreement, you agree to accept the terms of the Agreement as set forth herein and in the Plan. Please sign and return this notice to accept this award.

Participant’s Signature	Date

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